UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2103 City West Blvd.,
4th Floor
Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2012, Bristow Group Inc. (the “Company”) issued a press release which summarized its financial results for the three and six-month periods ended September 30, 2012 (the “Financial Results”). This press release was issued in anticipation of a conference call and Q&A session starting at 10:00 a.m. ET (9:00 a.m. CT) on Thursday, November 8, 2012, to review the Financial Results. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The press release includes certain “non-GAAP financial measures” under Regulation G of the Securities Exchange Act of 1934 (the “Exchange Act”), including Adjusted EBITDAR. Adjusted EBITDAR is calculated by taking our net income and adjusting for interest expense, depreciation and amortization, rent expense, benefit (provision) for income taxes, gain (loss) on disposal of assets and special items, if any. Additionally, our operating income, net income and diluted earnings per share in this release have been presented in certain instances excluding gain (loss) on disposal of assets and special items detailed in the press release; these items are presented as adjusted operating income, adjusted net income and adjusted diluted earnings per share. Management believes that such non-GAAP financial measures are important metrics for evaluating our operating performance, and they provide investors with additional information that is not directly available in a GAAP presentation. Such non-GAAP financial measures are useful to investors as they eliminate items that are not a function of our current operating performance and affect our GAAP results regardless of performance. In addition, certain of these items may vary significantly from period to period and may have a disproportionate effect in a given period, which may affect the comparability of the results. Such non-GAAP measures should not be viewed as an alternative to our GAAP financial statements, but should be read as a supplement to, and in conjunction with, our GAAP financial statements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 2, 2012, the Board of Directors (the “Board”) of Bristow Group Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to (i) provide that special meetings of the stockholders of the Company and special meetings of the Board may be called by the Chairman of the Board in addition to persons previously specified in the Bylaws, (ii) increase the mandatory retirement age for directors from 70 to 75, and (iii) remove references to Rule 14a-11 under the Securities Exchange Act of 1934, as amended, and related references.

The foregoing description is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 2, 2012, the Board waived a potential conflict of interest under its Code of Business Integrity relating to Ms. Hilary Ware, Senior Vice President, Administration, and the Company’s desire to amend the Company’s agreement with Mr. Robert S. Tucker, husband of Ms. Ware, which previously covered employee relations consulting services, to also include management coaching to a specified individual. The agreement automatically renews each year and may be terminated by either party on five days notice. The Board believes that the engagement of Mr. Tucker is reasonable and necessary, subject to adequate controls and under arms length competitive terms.

Item 8.01. Other Events.

On November 2, 2012, the Board authorized the expenditure of up to $100 million to repurchase shares of the Company’s common stock. The timing and method of any repurchases under the program will depend on a variety of factors, is subject to the Company’s results of operations, financial condition, cash requirements and other factors and restrictions under applicable law and the Company’s debt instruments, and may be suspended or discontinued at any time. Also on that date, the Board declared a quarterly dividend of $0.20 per share, such dividend payable on December 14, 2012 to shareholders of record as of November 30, 2012.

A copy of the press release, dated November 5, 2012, announcing the dividend declaration is hereby incorporated by reference and attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Item
3.1	Amended and Restated Bylaws of the Company.

99.1	Press Release summarizing financial results dated November 7, 2012.

99.2	Press Release, dated November 5, 2012.

Limitation on Incorporation by Reference.

Information on Bristow’s website is not incorporated by reference in this Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Form 8-K and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 or the Exchange Act unless Bristow expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such a filing. The information set forth in Item 2.02 and the related Exhibit 99.1 furnished in Item 9.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC. (Registrant)

/s/ E. Chipman Earle
By:	E. Chipman Earle
Senior Vice President, General Counsel and Corporate Secretary

Dated: November 7, 2012

EXHIBIT INDEX

Exhibit No.	Item
3.1	Amended and Restated Bylaws of the Company.

99.1	Press Release summarizing financial results dated November 7, 2012.

99.2	Press Release, dated November 5, 2012.